UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2012

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.       Regulation FD Disclosure.

On December 11, 2012, Pharmacyclics, Inc. (the “Company”) announced follow-up findings from an ongoing, open-label, Phase 2 single-agent study suggesting that in patients with relapsed or refractory mantle cell lymphoma (both those who were bortezomib-naïve and bortezomib-exposed) the investigational oral agent ibrutinib (PCI-32765) resulted in high and durable responses and was generally well tolerated. The median time on the study was 9.2 months, with a range of 1.4 to 19.6 months. The foregoing description is qualified in its entirety by reference to the Company’s press release dated December 11, 2012, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 to this Current Report on Form 8-K, and the related exhibits, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01 shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Item 7.01 will not be deemed an admission as to the materiality of any information in this Item 7.01 that is required to be disclosed solely by Regulation FD.

Item 9.01        Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Follow-up Results of Phase 2 Study of Investigational Agent Ibrutinib Suggest High and Durable Responses in Relapsed/Refractory Mantle Cell Lymphoma

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

December 11, 2012

PHARMACYCLICS, INC.

By:	/s/ Joshua T. Brumm
Name: Joshua T. Brumm
Title: Executive Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Follow-up Results of Phase 2 Study of Investigational Agent Ibrutinib Suggest High and Durable Responses in Relapsed/Refractory Mantle Cell Lymphoma